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EXECUTION COUNTERPART                                               EXHIBIT 4.13

                                 AMENDMENT NO. 3
                                       TO
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 2000 among: UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "COMPANY"); UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "GUARANTOR" and, together with the Company, the "OBLIGORS"); each of the lenders identified under the caption LENDERS on the signature pages hereto (individually, a "LENDER" and, collectively, the "LENDERS" ); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                  WHEREAS, the Company, the Guarantor, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended, modified and supplemented and in effect, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Lenders to the Company in an original aggregate principal amount not exceeding $500,000,000; and

                  WHEREAS, the Company, the Guarantor, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. AMENDMENT. Effective as provided in Section 3 below, the Credit Agreement shall be amended as follows:

                  2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  2.02. Section 9.09(a) of the Credit Agreement shall be amended by inserting in clause (iii) thereof, immediately after the amount "$50,000,000", the words "after March 9, 2000".

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                  2.03. Section 9.10 of the Credit Agreement shall be amended to read in its entirety as follows:

                  "9.10 NET WORTH. The Guarantor will not permit Net Worth to be less than the sum of (a) $322,000,000 plus (b) 50% of the sum of Net Income (if positive) for each fiscal quarter of the Guarantor commencing with the fiscal quarter ending March 31, 2000 plus (c) 100% of the amount by which Net Worth shall have been increased as a result of any Equity Issuance."

                  2.04. Section 9.14 of the Credit Agreement shall be amended by
(i) deleting the word "and" appearing immediately before clause "(ii)" thereof and (ii) inserting a new clause (iii) at the end of such Section 9.14 to read as follows:

                  "and (iii) the prepayment of up to $100,000,000 aggregate principal amount of the Senior Subordinated Notes Due 2005 (and the payment of any premium and accrued interest with respect thereto) from the proceeds of Revolving Credit Loans."

                  2.05. Section 9.17 of the Credit Agreement shall be amended by inserting therein a new second sentence to read as follows:

                  "In addition, the Borrower may use the proceeds of Revolving Credit Loans to prepay the Senior Subordinated Notes Due 2005 to the extent permitted under Section 9.14(iii) hereof."

                  Section 3. EFFECTIVENESS. The amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof upon (i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 3 executed by each of the Obligors and the Lenders constituting the Majority Lenders and (ii) payment by the Company of the amendment fee agreed in writing to be paid in connection with this Amendment No. 3 to the Administrative Agent for account of each Lender entitled thereto.

                  Section 4. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

                                              UNITED STATIONERS SUPPLY CO.


                                              By
                                                -----------------------------
                                                  Title:


                                              UNITED STATIONERS INC.


                                              By
                                                -----------------------------
                                                  Title:







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                                      LENDERS

                                      THE CHASE MANHATTAN BANK


                                      By
                                        ----------------------------------------
                                         Title:

                                      BANK OF AMERICA, N.A.


                                      By
                                        ----------------------------------------
                                         Title:

                                      GENERAL ELECTRIC CAPITAL CORP.


                                      By
                                        ----------------------------------------
                                         Title:

                                      PNC BANK, NATIONAL ASSOCIATION


                                      By
                                        ----------------------------------------
                                         Title:

                                      ARAB BANKING CORPORATION
                                         (B.S.C.)


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE BANK OF NEW YORK


                                      By
                                        ----------------------------------------
                                         Title:

                                      BANK OF SCOTLAND


                                      By
                                        ----------------------------------------
                                         Title:

                                      BANK ONE, NA


                                      By
                                        ----------------------------------------
                                         Title:

                                      COMERICA BANK


                                      By
                                        ----------------------------------------
                                         Title:

                                      By
                                        ----------------------------------------
                                         Title:

                                      THE FIRST NATIONAL BANK OF MARYLAND


                                      By
                                        ----------------------------------------
                                         Title:

                                      HIBERNIA NATIONAL BANK


                                      By
                                        ----------------------------------------
                                         Title:

                                      KEY CORPORATE CAPITAL INC.


                                      By
                                        ----------------------------------------
                                         Title:

                                      MICHIGAN NATIONAL BANK


                                      By
                                        ----------------------------------------
                                         Title:

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                                      NATIONAL BANK OF CANADA,
                                         a Canadian Chartered Bank


                                      By
                                        ----------------------------------------
                                         Title:


                                      By
                                        ----------------------------------------
                                         Title:

                                      TRANSAMERICA BUSINESS CREDIT
                                         CORPORATION


                                      By
                                        ----------------------------------------
                                         Title:

                                      UNION BANK OF CALIFORNIA, N.A.


                                      By
                                        ----------------------------------------
                                         Title:

                                      WACHOVIA BANK, N.A.


                                      By
                                        ----------------------------------------
                                         Title:

                                      PARIBAS


                                      By
                                        ----------------------------------------
                                         Title:


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE DAI-ICHI KANGYO BANK, LTD.


                                      By
                                        ----------------------------------------
                                         Title:

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                                      DEUTSCHE FINANCIAL SERVICES


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE FUJI BANK, LIMITED


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION


                                      By
                                        ----------------------------------------
                                         Title:

                                      NATIONAL CITY BANK


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE NORTHERN TRUST COMPANY


                                      By
                                        ----------------------------------------
                                         Title:

                                      THE CHASE MANHATTAN BANK,
                                         as Administrative Agent


                                      By
                                        ----------------------------------------
                                         Title:

























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